UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Phoenix Life Sciences International Limited

(Exact name of registrant as specified in its charter)

Nevada	46-0525378
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3000 Lawrence Street Denver, CO	80205
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock Par value $0.01 per share

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Company is set forth under the caption “Description of Securities in the Company’s Registration Statement on Form S-1/A (File No. 333-167275) initially filed with the U.S. Securities and Exchange Commission (the “Commission” on September 3, 2010, and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.	Exhibits.

Articles of Incorporation and Corporate Bylaws, as included in the Company’s Registration Statement on Form S-1/A (File No. 333-167275 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 3, 2010, and are incorporated by reference in response to this item.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Phoenix Life Sciences International Limited

Date: June 13, 2019	By:	/s/ Martin Tindall
Martin Tindall Chief Executive Officer